Exhibit 99.1

OMNOVA Solutions Inc.

Summary of 2005 Executive Incentive Compensation Program

A.	Set forth below are the plan weights and individual measures under the Executive Incentive Compensation Program applicable for the Company’s executive officers for fiscal year 2005.

2005 Executive Incentive Plan Weights

	Financial
Name and Position	Corporate	Segment
Kevin M. McMullen Chairman, Chief Executive Officer and President	100%

Michael E. Hicks Senior Vice President & Chief Financial Officer; Treasurer	100%

James C. LeMay Senior Vice President, Business Development; General Counsel	100%

Gregory T. Troy Senior Vice President, Human Resources	100%

Douglas E. Wenger Senior Vice President & Chief Information Officer	100%

Robert H. Coleman President, Decorative Products	30%	70%

Harold P. Franze President, Building Products	30%	70%

James J. Hohman Vice President; President, Performance Chemicals	30%	70%

Individual Measures	Weighting
Corporate
Earnings Per Share – fully diluted, excluding unusual items	75%
Cash Flow – daily average debt plus cash	25%
Segment
Segment Operating Profit – as stated in financial statements	75%
Segment Cash Flow – cash generated from operating activities including capital expenditures	25%

B.	Pursuant to the Executive Incentive Compensation Program, the Compensation and Corporate Governance Committee establishes threshold, target and maximum performance objectives at the beginning of each fiscal year. For the 2005 fiscal year, the Committee also approved a special “upside” objective, which would provide eligibility for a payout of 125% of the individual’s maximum bonus opportunity if achieved. At the conclusion of the fiscal year, the Committee then evaluates the extent to which the performance objectives were achieved and, based on that evaluation, as well as its evaluation of the executive’s individual performance, awards a bonus commensurate with the objectives achieved and the individual’s performance during that fiscal year. In order for any payout to be achieved, the Corporate EPS/Segment Operating Profit threshold objectives must be achieved. Set forth below are threshold, target and maximum bonus opportunities under the Executive Incentive Compensation Program for fiscal year 2005 for each of the Company’s executive officers. The bonus opportunity is expressed as a percentage of the executive officer’s base salary.

2005 Executive Incentive Plan

Incentive Opportunities

Name and Position	Threshold	Target	Maximum	Special “Upside”
Kevin M. McMullen Chairman, Chief Executive Officer and President	31%	94%	125%	156%

Michael E. Hicks Senior Vice President & Chief Financial Officer; Treasurer	25%	75%	100%	125%

James C. LeMay Senior Vice President, Business Development; General Counsel	25%	75%	100%	125%

Gregory T. Troy Senior Vice President, Human Resources	25%	75%	100%	125%

Douglas E. Wenger Senior Vice President & Chief Information Officer	25%	75%	100%	125%

Robert H. Coleman President, Decorative Products	25%	75%	100%	125%

Harold P. Franze President, Building Products	25%	75%	100%	125%

James J. Hohman Vice President; President, Performance Chemicals	25%	75%	100%	125%

C.	Based on its evaluation of the Company’s performance against the objectives established for fiscal 2005 under the Executive Incentive Compensation Program, as well as its evaluation of each individual executive’s performance during that same time period, the Compensation and Corporate Governance Committee of the OMNOVA Solutions Inc. Board of Directors awarded an annual incentive bonus to each of the Company’s named executive officers (as defined in Item 402 of Regulation S-K) in the amount set forth in the following table:

2005 Executive Incentive Plan

Name and Position	2005 Bonus
Kevin M. McMullen Chairman, Chief Executive Officer and President	$953,125

Michael E. Hicks Senior Vice President & Chief Financial Officer; Treasurer	$350,125

James J. Hohman Vice President; President, Performance Chemicals	$341,250

James C. LeMay Senior Vice President, Business Development; General Counsel	$302,125

Douglas E. Wenger Senior Vice President & Chief Information Officer	$270,500